UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

AquaLiv Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4550 NW Newberry Hill Road, Suite 202 Silverdale, WA 98383
(Address of Principal Executive Offices)

(360) 473-1160

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2012, (the “Closing Date” or the “Closing”) AquaLiv Technologies, Inc., a Nevada corporation (“we”, “our” or the “Company”), entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Verity Farms II, Inc., a South Dakota corporation and parent company of Verity Farms, LLC (“Verity”), AquaLiv, Inc., a Washington corporation and subsidiary of the Company (“AquaLiv Sub”), and Focus Systems, Inc., a Washington corporation and wholly-owned subsidiary of the Company (“Focus”). Pursuant to the Exchange Agreement, the Company acquired 100% of the authorized and issued shares of Verity in exchange (the “Exchange”) for 4,850,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 (the “Series B Preferred”).

As a result of the Exchange and the other transactions contemplated thereunder, Verity is now a wholly-owned subsidiary of the Company and the Company has acquired Verity’s current business operations, including the real estate holdings, and its subsidiaries.

Verity is dedicated to providing consumers with safe, high quality and nutritious food sources through sustainable crop and livestock production. Verity has built the foundation for expansion that is diversified into three distinct, yet interlinked, divisions operating six business units. The three divisions: Soil Preservation, Water Systems and Consumer Products. Soil Preservation consists of Verity Farms and Verity Turf; Verity Water Systems comprises its own division; and, Verity Consumer Products will consist of Verity Meats, Verity Produce and Verity Grains. The common goal within each Verity business unit is to decrease chemical dependency, to reduce the need for genetic modification, to preserve the family farm, and ultimately, to provide a nutritious, high-quality food source to consumers.

The above description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is attached here to as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Exchange Agreement, the Company and Verity have agreed to administratively close Focus and discontinue it as an operational entity.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the Closing Date, the Company received 100% of the authorized and issued shares of Verity in exchange for 4,850,000 shares of Series B Preferred valued at $4,850,000.

In conjunction with the aforementioned stock issuances, we are relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transactions do not involve a public offering, the investors are “accredited investors” and/or qualified institutional buyers and have access to information about us and its investment.

Item 3.03 Material Modification to Rights of Security Holders.

On January 7, 2013, the Company filed the Certificate of Designation with the State of Nevada Secretary of State pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of the Series B Preferred.

Among other things, each one (1) share of the Series B Preferred shall be convertible into 1,000 shares of the Company’s common stock, par value $0.001 (“Company’s Common Stock”) and has voting rights equal to the equivalent number of the Company’s Common Stock. The Company has authorized 5,000,000 shares of Series B Preferred.

Item 5.01 Changes in Control of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Effective on the Closing Date, the Company issued 4,850,000 shares of the Company’s Series B Preferred to Verity, which shall carry voting rights equal to approximately 86% of the outstanding shares of the Company’s Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chairman and Chief Executive Officer

Effective on the Closing Date, Mr. William M. Wright (“Mr. Wright”) resigned as Chairman and Chief Executive Officer of the Company. Mr. Wright shall remain as Executive Vice President, Chief Financial Officer and a member of the Company’s board of directors (the “Board”).

Resignation of Director

Effective on December 31, 2012, Mr. Tracy Bushnell resigned from his position as a member of the Board. Mr. Bushnell’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer, President and Chairman of the Board

Effective on the Closing Date, Mr. Duane Spader was appointed as the Company’s Chief Executive Officer, President and Chairman of the Board.

Duane Spader, age 70

Duane Spader, age 70, combines over 48 years of experience in business management and development as a business owner and business coach. For the past eighteen months, Mr. Spader has dedicated his time mentoring and growing Verity as its Managing Member. Previously, he owned and operated Spader RV Centers for 46 years until its sale in 2010. Additionally, Mr. Spader founded The Spader Companies, including Spader Business Management (“SBM”), in 1977 and was its President until 2002. During his 35 years with SBM, Mr. Spader mentored over 4,000 companies and its executive teams on organizational and behavioral excellence in business. In 1983, Mr. Spader led the expansion and development of training software, which was eventually sold in 1997 to Bell and Howell Publications Systems Company. Mr. Spader has sat on numerous boards of directors, including local chamber of commerce, St. Joseph Cathedral, National Marine and RV Industry Associations. He attended South Dakota State College prior to starting his business career in 1964.

Family Relationships

Mr. Spader does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

On December 28, 2012, the Company issued a Secured Promissory Note in favor of Mr. Spader in the principal sum of $241,266.67 plus interest at a rate of 6% per annum. The maturity date is December 28, 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Incorporation of the Company authorizes the issuance of up to 50,000,000 shares of preferred stock and further authorizes the Board to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. On December 28, 2012, the Board approved by unanimous written consent an amendment to the Company’s Certificate of Incorporation to designate the rights and preferences of the Series B Preferred.

On January 7, 2013, the Company filed a Certificate of Designation with the Nevada Secretary of State to designate the rights and preferences of Series B Preferred. The Series B Preferred is being issued as described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Form of Share Exchange Agreement, dated December 31, 2012, by and among AquaLiv Technologies, Inc., Verity Farms II, Inc., AquaLiv, Inc. and Focus Systems, Inc.*

17.1	Resignation Letter of Tracy Bushnell*

* Filed herewith

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SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUALIV TECHNOLOGIES, INC.

Date: January 8, 2013	By:	/s/Duane Spader
Duane Spader
Chief Executive Officer, President